UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2015

GSV CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

2925 Woodside Road

Woodside, CA 94062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

(a)	Prior independent registered public accounting firm

On April 27, 2015, GSV Capital Corp. (the “Company”) informed Grant Thornton LLP (“Grant Thornton”) that the Company had elected to not renew its engagement of Grant Thornton as the Company’s independent registered public accounting firm. The decision was approved by the Audit Committee of the Company’s Board of Directors (the “Board”) on April 27, 2015.

Grant Thornton’s reports on the Company’s financial statements for the fiscal years ended December 31, 2014 and 2013 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2014 and 2013, and through April 27, 2015, there were no (a) disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of such disagreements in its reports on the financial statements for such years or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company requested Grant Thornton to provide it with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether or not Grant Thornton agrees with the above disclosures. A copy of Grant Thornton’s letter, dated April 28, 2015, is attached as Exhibit 16.1 to this Form 8-K.

(b)	New independent registered public accounting firm

Subsequent to the completion of the Company’s most recent fiscal year ended December 31, 2014, the Audit Committee of the Board conducted a review of the selection of the Company’s independent registered public accounting firm. As part of this process, the Company contacted other independent registered public accounting firms and solicited input from them on their ability to provide the audit services that the Company requires. Specifically, the Company sought detailed information about their experience auditing other business development companies that have elected to be taxed as regulated investment companies. The Company contacted these other independent registered public accounting firms for the audit of its annual financial statements for the fiscal year ending December 31, 2015.

On April 27, 2015, upon the recommendation of the Audit Committee of the Board, the Board appointed Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2015, subject to ratification by our stockholders.

During the years ended December 31, 2014 and 2013, and through April 27, 2015, the Company did not consult with Deloitte with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

16.1	Grant Thornton’s Letter to the SEC dated April 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2015	GSV CAPITAL CORP.

	By:	/s/ William F. Tanona
William F. Tanona
Chief Financial Officer, Treasurer and
Corporate Secretary